As filed with the Securities and Exchange Commission on January 16, 1998
                                             Registration No. 333-____________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                         ------------------------

                         AMCOR CAPITAL CORPORATION
                         -------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                 Delaware
                                 --------
        (State or Other Jurisdiction of Incorporation or Organization)

                                33-0329559
                                ----------
                   (I.R.S. Employer Identification No.)


52300 Enterprise Way, Coachella, California                            92236
-------------------------------------------                            -----
(Address of Principal Executive Offices)                             (Zip Code)

                            1994 Stock Option Plan
                     Warrants Granted to Tiger Group, Inc.
               Warrants Granted to PM&A Financial Communications
               -------------------------------------------------
                          (Full Title of the Plan)

      Fred H. Behrens, 52300 Enterprise Way, Coachella, California 92236
      ------------------------------------------------------------------
                   (Name and Address of Agent for Service)

                              (760) 398-9520
                              --------------
         (Telephone Number, Including Area Code, of Agent for Service)

                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                          Proposed Maximum     Proposed Maximum
Title of Securities to    Amount to be   Offering Price Per   Aggregate Offering      Amount of
 be Registered             Registered        Share(2)              Price(2)       Registration Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.002          242,500(1)          $4.25             $1,030,625           $304.03
 par value
---------------------------------------------------------------------------------------------------

(1) Consists of 220,000 shares under the 1994 Stock Option Plan, 10,000 shares under a warrant granted to PM&A Financial Communications and 12,500 shares under a warrant granted to Tiger Group, Inc.

(2) Calculated in accordance with Rule 457(h)(1) on the basis of the average of the high and low sales price reported for such securities by The Nasdaq SmallCap Market on January 12, 1998.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant incorporates the following documents by reference in this Registration Statement:

   (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1997;

   (b) All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended August 31, 1997; and

   (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act on Form 8-A (File No. 0-17594).

     All other documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     3.1 Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on March 10, 1988 (1)

     3.2 Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on December 21, 1988 (1)

     3.3 Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on March 21, 1989 (1)

     3.4 Certificate of Designations, Preferences and Relative Rights, Qualifications and Restrictions of the Series A Convertible Preferred Stock of the Company filed with the Secretary of State of Delaware on May 13, 1994 (2)

     3.5 Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on February 24, 1997 (3)

     3.6 Amended Certificate of Designations, Preferences and Relative Rights, Qualifications and Restrictions of the Series A 9% Convertible Preferred Stock of the Company filed with the Secretary of State of Delaware on November 13, 1997 (4)

     3.7 Bylaws of the Company, as amended (3)

     5 Opinion of Snell & Wilmer L.L.P.

     10.1 AMCOR Capital Corporation 1994 Stock Option Plan

     10.2 Letter Agreement dated June 1, 1997 between the Registrant and PM&A Financial Communications relating to the grant of warrants to purchase 10,000 shares of Registrant's Common Stock

     10.3 Letter Agreement dated January 31, 1997 between the Registrant and Tiger Group, Inc. relating to grant of warrants to purchase 12,500 shares of Registrant's Common Stock

     23.1 Consent of Snell & Wilmer L.L.P. (contained in its opinion filed as
          Exhibit 5 to this Registration Statement)

     23.2 Consent of Kelly and Company
---------------
(1) Filed as an exhibit to the Company's Form 10-K for the fiscal year ended November 30, 1988, and incorporated herein by reference.
(2) Filed as Exhibit 4.2 to the Company's Form 10-QSB for the quarterly period ended May 31, 1994, and incorporated herein by reference.
(3) Filed as an exhibit to the Company's Form 10-KSB for the fiscal year ended August 31, 1997, and incorporated herein by reference.
(4) Form of which was filed as an exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-2 as filed with the Commission on September 22, 1997 (Registration No. 333-28373), and incorporated herein by reference.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 15th day of January, 1998.



                                        AMCOR CAPITAL CORPORATION

                                        By:   /S/ FRED H. BEHRENS
                                             ---------------------
                                        Fred H. Behrens, Chairman of the Board,
                                        Chief Financial Officer and Chief
                                        Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 15, 1998.

             Signature                          Title
             ---------                          -----

     /S/ FRED H. BEHRENS
     -------------------
         Fred H. Behrens               Chairman of the Board, Chief Executive
                                       Officer (principal executive officer),
                                       Chief Financial Officer (principal
                                       financial and accounting officer)
                                       and Director


     /S/ ROBERT A. WRIGHT
     --------------------
         Robert A. Wright              President, Chief Operating Officer and
                                       Director


     /S/ DALE P. PAISLEY
     -------------------
         Dale P. Paisley               Director


     /S/ MARLIN T. MCKEEVER
     ----------------------
         Marlin T. McKeever            Director


     /S/ MARLENE A. TAPIE
     --------------------
         Marlene A. Tapie              Director

                                 EXHIBIT INDEX





Exhibit No.                           Description
-----------                           -----------

   5                         Opinion of Snell & Wilmer L.L.P.

   10.1                      AMCOR Capital Corporation 1994 Stock Option Plan

   10.2 Letter Agreement dated June 1, 1997 between the Registrant and PM&A Financial Communications relating to the grant of warrants to purchase 10,000 shares of Registrant's Common Stock

   10.3 Letter Agreement dated January 31, 1997 between the Registrant and Tiger Group, Inc. relating to the grant of warrants to purchase 12,500 shares of Registrant's Common Stock

   23.1                      Consent of Snell & Wilmer L.L.P. (contained in its
                              opinion filed as Exhibit 5 to this Registration Statement)

   23.2                      Consent of Kelly and Company

                                                                EXHIBIT 5



                            SNELL & WILMER L.L.P.





January 16, 1998




AMCOR Capital Corporation
52300 Enterprise Way
Coachella, California 92236


     Re: Registration Statement on Form S-8


Ladies and Gentlemen:

We have acted as counsel to AMCOR Capital Corporation, a Delaware corporation (the "Company"), and in such capacity have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by the Company in connection with the registration under the Securities Act of 1933, as amended ("Act"), of up to 242,500 shares of common stock, $.002 par value per share, of the Company (the "Shares"). The Shares are to be sold by the Company upon the exercise of (i) the stock options granted by the Company under its 1994 Stock Option Plan and (ii) the warrants issued to certain consultants to the Company. The Shares will be offered and sold pursuant to the Company's Registration Statement to be filed with the Commission.

As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined the originals, or copies certified to our satisfaction as being true copies, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

On the basis of the foregoing, and solely relying thereon, we are of the opinion that the Shares are duly authorized and provided the Shares are issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

AMCOR Capital Corporation
January 16, 1998
Page -2-




We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                   Very truly yours,


                                   /S/SNELL & WILMER

                                                                 Exhibit 10.1

                          AMCOR CAPITAL CORPORATION
                            1994 STOCK OPTION PLAN

     1. Purpose of the Plan.

        The purpose of this 1994 Stock Option Plan ("Plan") of AMCOR Capital Corporation, a Delaware corporation ("Company") is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified key personnel. The Plan is intended to advance the interests of the Company by affording to key employees, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock Ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by consultants to the Company and by employees of companies that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

     2. Legal Compliance.

        It is the intent of the Plan that all options granted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, that ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to employees of companies that do business with the Company. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3. Administration of the Plan.

        3.1 Plan Committee.

        The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less than two (2) nor more than three (3) persons who are not eligible to receive Options under the Plan and who are not, and have not at any time within one year, been eligible to receive stock options pursuant to the Plan or the terms of any other plan of the Company or its affiliates. Such persons shall be directors of the Company.


        3.2 Grants of Options by the Committee.

        In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period.

The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in Section 7. Such option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan, the Code and Rule 16b-3.

        3.3 Committee Procedures.

        The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

        3.4 Finality of Committee Action.

        The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Committee and each of the members of the Committee, and the directors, officers, and employees of the Company, including Optionees and their respective successors in interest.

        3.5 Non-Liability of Committee Members.

        No Committee member shall be liable for any action or determination made by him in good faith with respect to the Plan or any Option granted under it.

     4. Board Power to Amend, Suspend, or Terminate the Plan.

        The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion.

        Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any option previously granted under the Plan without the express written consent of the optionee; or
(ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to optionees under the Plan, materially modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price described in Section 8, without stockholder approval.

     5. Shares Subject to the Plan.

        For purposes of the Plan, the Committee is authorized to grant Options for up to 500,000 shares of the Company's common stock, $.002 par value per share ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with Section 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant under the Plan with respect to such shares. Any or all unsold shares subject to an Option which for any reason expires or otherwise terminates (excluding shares resumed to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

     6. Optionees.

        Options shall be granted only to full-time elected or appointed officers or other full-time key employees of the Company, consultants to the Company or employees of companies that do business with the Company designated by the Committee from time to time as Optionees, including, without limitation, members of the Board who are also full-time officers or key employees at the time of grant. In no event, however, may a member of the Committee be granted an Option under the Plan. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an Option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in Section 10.3.

     7. Grants of Options.

        The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or an NQO. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number of shares subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of such resolution.

     8. Option Exercise Price.

        The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of one share of the optioned Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee.

        For purposes of the Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system,
(1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on such date as determined in good faith by the Committee; or (iv) if the Company's Common
Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

     9. Ceiling of ISO Grants.

        The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. In the event that an Optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

     10. Duration, Exercisability, and Termination of Options.

        10.1 Option Period.

        The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten
(10) years from the date on which the Option is granted, or five (5) years in the case of a grant of an ISO to an Optionee who is a ten percent ( 10%) stockholder at the date on which the Option is granted as described in Section 10.

        10.2 Exercisability of Options and Acceleration of Exercisability.

        Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee; provided, however, that no Option shall be exercisable before six (6) months after the date of grant of such Option.

        Notwithstanding the foregoing, the Committee at the time of grant may provide that the vesting of the right to exercise a given Option or portion thereof may be accelerated, during the term of the Option, under one or more of the following circumstances: (i) if the Common Stock of the Company shall be the subject of a tender offer by any person other than the Company which, by its terms, could result in the offerer acquiring more than twenty-five percent (25%) of the then outstanding shares of Common Stock of the Company, or (ii) if the stockholders shall consider, or be asked to consider, merging or consolidating the Company with any other person, or transferring all or substantially all of its assets to any other person, or (iii) if more than twenty-five percent (25%) of the Company's then outstanding voting shares shall be purchased by any person other than the Company, such that granted but unexercisable Options may be exercised at any time following the first public announcement of such event; provided, however, that in no event shall an option be exercised prior to six months after the date of grant or beyond its stated term.

        10.3 Termination of Options due to Termination of Employment, Disability, or Death of Optionee; Termination for "Cause", or Resignation in Violation of an Employment Agreement.

        All Options granted under the Plan to any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may alter the termination date of the Option if the Optionee transfers to an affiliate of the Company.

        Notwithstanding the foregoing, (i) if the Employee Optionee's employment with the Company shall have terminated for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 15), he may, at any time before the expiration of three (3) months after such termination or before expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the Option was exercisable by him on the date of the termination of his employment);
(ii) if the Employee Optionee's employment shall have terminated due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), such Option may be exercised by the Employee Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the expiration of twelve (12) months after such termination or before expiration of the Option, whichever shall first occur
(to the extent that the Option was exercisable by him on the date of the termination of his employment); (iii) in the event of the death of the Employee Optionee, an Option exercisable by him at the date of his death shall be exercisable by his legal representative(s), legatee(s), or heir(s), or by his beneficiary or beneficiaries so designated by him as permitted by Section 14, as the case may be, within twelve (12) months after his death or before the expiration of the Option, whichever shall first occur (to the extent that the Option was exercisable by him on the date of his death); and (iv) if the Employee Optionee's employment is terminated for "cause" or in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 15, he may, at any time before the expiration of thirty (30) days after such termination or before the expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the Option was exercisable by him on the date of termination of his employment). For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct (l) which injures or impairs the reputation, goodwill, or business of the Company; (2) which involves the misappropriation of funds of the Company, or the misuse of data, information, or documents acquired in connection with employment by the Company; or (3) which violates any other directive or policy promulgated by the Company. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

     11. Manner of Option Exercise; Rights and Obligations of Optionees.

        11.1 Written Notice of Exercise.

        An Optionee may elect to exercise an Option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office.

        11.2 Cash Payment for Optioned Shares.

        If an Option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

       11.3 Stock Swap Feature.

       At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. In the event that the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of Section 8.

      11.4 Investment Representation for Non-Registered Shares and Legality of Issuance.

      The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by Section 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of grant of the Option relating to such receipt or upon such receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental-authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

        11.5 Stockholder Rights of Optionee.

        Upon exercise, the Optionee (or any other person who exercises the Option on his behalf as permitted by Section 10.3) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in Section 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

        11.6 Holding Periods for Tax Purposes.

        The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

     12. Successive Grants.

        Successive grants of Options may be made to any Optionee under the Plan.

     13. Adjustments.

        If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised options shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the exercise price per share.

        In the event of the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

        In the event of a Reorganization (as hereinafter defined), then,

        a. If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or

        b. If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

            The term "Reorganization" as used in this Section 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease, of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any options, or the shares subject thereto, in any Reorganization Agreement which it does adopt.

            The Committee shall provide to each Optionee then holding an outstanding and unexercised option not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this
Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised options. Except as the Committee may otherwise provide, each Optionee shall have the right during such period to exercise his option only to the extent that the option was exercisable on the date such notice was provided to the Optionee.

            Any adjustment to any outstanding ISO pursuant to this Section 13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan (hereinafter for purposes of this Section 13 referred to as the "old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

          No modification, extension, renewal, or other change in any option granted under the Plan may be made, after the grant of such option, without the Optionee's consent, unless the same is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, Optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under
Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

          All adjustments and determinations under this Section 13 shall be made by the Committee in good faith in its sole discretion.

     14. Non-Transferability of Options.

        An Option shall be exercisable only by the Optionee, or in the event of his disability, by his guardian(s), conservator(s), or other legal representative(s), during the Optionee's lifetime. In the event of the death of the Optionee, an Option shall be exercisable by his legal representative(s), legatee(s), or heir(s), as the case may be, or by such person(s) as he may designate as his beneficiary or beneficiaries in a signed statement included as a part of the option agreement.

        No Option shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempt to exercise, transfer or otherwise dispose of an interest in an Option in contravention of the terms and conditions of the Plan, or of the option agreement for the Option, shall immediately void the Option.

     15. Continued Employment.

        As determined in the sole discretion of the Committee at the time of grant and if so stated in a writing signed by the Company, each Option may have as a condition the requirement of an Employee Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Employee Optionee to abide by such agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan.

        Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each such Employee Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

     16. Tax Withholding.

        The exercise of any option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any option, the optionee may, subject to the approval of the Committee, which approval shall not have been disapproved at any time after the election is made, satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in Section 8, with reference to the date the amount of tax to be withheld is determined ("Tax Determination Date"). The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share. The election by an Optionee who is a director or officer of the Company within the meaning of
Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), to be effective, must meet all of the following requirements:
(i) the election must be made on or prior to Tax Determination Date; (ii) the election must be irrevocable; (iii) the exercise of an option may only be made six months or more subsequent to the grant of that option (except that this limitation will not apply in the event death or disability of the Optionee occurs prior to the expiration of the six-month period); and (iv) the election must be made either (a) six months or more prior to the Tax Determination Date, or (b) within a ten-day "window period" beginning on the third business day following the release of the Company's annual or quarterly summary statement of sales and earnings and ending on the twelfth business day following the date of such release. Where the Tax Determination Date of a director or officer of the Company within the meaning of Section 16 of the 1934 Act is deferred until six months after exercise and that director or officer elects to have the Company withhold shares pursuant to the terms of this Section 16, the full amount of option shares shall be issued or transferred to him upon exercise but he will be unconditionally obligated to tender back to the Company on the Tax Determination Date the proper number of shares of Common Stock to satisfy withholding requirements, plus cash for any fractional amount.

     17. Term of Plan.

        17.1 Effective Date.

        Subject to stockholder approval, the Plan shall become effective as of May 3, 1994.

        17.2 Termination Date.

        Except as to options previously granted and outstanding under the Plan, the Plan shall terminate at midnight on May 2, 2004, and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 4.

     18. Non-Exclusivity of the Plan.

        Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be consumed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

     19. Governing Law.

       The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of California.

                                                                 EXHIBIT 10.2

                          PM&A FINANCIAL COMMUNICATIONS


June 1, 1997


Mr. Fred Behrens, Chairman
AMCOR Capital Corporation
53200 Enterprise Way
Coachella, CA 92236

Re:  Engagement for Financial Communications Services

Dear Mr. Behrens,

This letter will serve to confirm our agreement with respect to the financial communications services P M & A Financial Communications (PM&A) will perform and administer for AMCOR Capital Corporation (Client), as well as the fees for our services, the method and timing of payments and other terms and conditions of the engagement.

     1. Financial Communications Services to be Provided
        PM&A will provide the following services:

        1. Develop and administer a 12 month program specifically targeted to maximize the public awareness and broker/dealer awareness of Client.

        2. Write, publish and distribute a corporate profile on Client. All written materials prepared by PM&A for public dissemination will be approved by client in advance.

        3. Distribute due-diligence packages on Client to individual investors and broker/dealer upon request; and

        4. distribute news releases and other Client information to the financial and investment community upon request.

     PM&A agrees to keep information disseminated on Client as separate reports from all other PM&A Financial Communications accounts and to keep all reports referring to Client as independently issued with no mention of other companies in the same report or news release.

     PM&A may include information on Client with that of other PM&A accounts when self-promoting or as part of a list of clients.


     2. Terms of Engagement

     The initial term of this agreement shall be four (4) months, commencing on June 1, 1997. This agreement will be renewed for another eight (8) month period, unless either party notifies the other in writing, at least thirty
     (30) days prior to the expiration date of its desire not to renew.

     3. Fees for Services and Method of Payment

     Clients shall pay PM&A a monthly fee of $5,000.00 payable by the first day of each month. Client will be billed separately for costs of mailing, telephone charges, copying and any other out-of-pocket expenses incurred in the ordinary course of servicing the Client. If at any time an expense exceeding $500.00 is deemed necessary, PM&A will seek the Clients explicit authorization. Client will furnish PM&A with ample supply of folders and company literature and replenish supply as needed. Client will also be responsible for all travel and expenses incurred on behalf of Client.

     Client shall also pay PM&A 10,000 warrants exercisable at $6.00 per share. These will be granted on signing and released immediately. The terms of the warrants will be a three (3) year period of effectiveness of a registration statement for buying the shares of the underlying warrants.

     If Client renews at the end of the initial term for an additional eight (8) month period, PM&A shall also receive an additional 10,000 warrants exercisable at the price on the date of extension, but no less than $6.00 per share. The terms of the warrants be a three (3) year period of effectiveness of a registration statement for buying the shares of the underlying warrants.

     4. Termination

     This engagement may be terminated by mutual written consent of the parties at any time.

     5. Conflict of Interest

     PM&A, its principals and/or entities or persons affiliated with them may the purchase and sale of shares of Client to third parties and/or buy and sell shares Client for their own account at their discretion during the period of this engagement, subject to the requirements of the federal securities laws. Accordingly, Client is advise PM&A, in writing, whenever it is contemplating a public or private offering of its securities. Nothing herein shall be construed to preclude PM&A and/or affiliates from engaging in any business activity whatsoever, including, without limitation, receiving compensation for managing investments, or acting as an advisor, broker/dealer or finder.


     6. Indemnification of liabilities

     Client agrees to defend, indemnify and hold harmless PM&A, its officers, directors, principles, agents, and employees from and against any and all claims, losses, damages, liabilities, judgments, expenses and costs (including reasonable fees and expenses) which PM&A may incur based upon information, representations, reports and/or data furnished by Client to PM&A which PM&A has permission to use in the performance of its duties herein.

     7. Controversies

     Any claim or controversy arising out of or relating to this agreement, except those seeking to enforce Clients indemnification of PM&A pursuant to paragraph 6 herein, shall be settled by arbitration in the State of California. The award of the arbitration panel shall be final and binding and judgment may be entered thereon in any court of competent jurisdiction. The parties consent to the personal jurisdiction of the or state courts of the State of California.

     8. Governing Law

     This agreement shall be governed and interpreted with the laws of the State California, without regard to the conflict of interest principles thereof or the domiciles of the parties hereto.

     If the terms, conditions, services and methods of payment are acceptable to AMCOR Capital Corporation, please indicate by executing and dating two copies of this agreement letter and returning one to the following address:

                      PM&A Financial Communications
                      34192 Violet Lantern
                      Suite 6
                      Dana Point, CA  92629



Sincerely,

/S/STERLING PETERSEN
--------------------
Sterling Petersen
PM&A Financial Communications

Signed and accepted by:
AMCOR Capital Corporation


/S/FRED BEHRENS     6/24/97
---------------     -------
Fred Behrens         Date
Chairman

                                                                EXHIBIT 10.3

January 31, 1997


Mr. Fred H. Behrens, Chairman
AMCOR Capital Corporation
52300 Enterprise Way
Coachella, CA 92236

Re:  Engagement for Financial Communications Services

Dear Mr. Behrens:

This letter will serve to confirm our agreement with respect to the financial communications services Tiger Group, Inc. (TIGER) will perform and administer for AMCOR Capital Corporation (CLIENT), as well as the fees for our services, the method and timing of payments, and other terms and conditions of the engagement.

1. Financial Communications Services to be Provided

   TIGER will provide the following services:

   A. develop and administer a 12 month program specifically targeted to maximize the public awareness and broker/dealer awareness of CLIENT;

   B. write, publish and distribute a corporate profile on CLIENT. All written materials prepared by TIGER for public dissemination will be approved by CLIENT in advance;

   C. distribute due-diligence packages on CLIENT to individual investors and broker/dealers upon request; and

   D. distribute news releases and other CLIENT information to the financial and investment community upon request.

   TIGER agrees to keep information disseminated on CLIENT as separate reports from all other TIGER financial communications accounts and to keep all reports referring to CLIENT as independently issued with no mention of other companies in the same report or news release. TIGER may include information on CLIENT with that of other TIGER financial communications accounts when self-promoting or as part of a list of clients.

2. Terms of Engagement

The initial term of this agreement shall be four (4) months, commencing on February 1, 1997. This agreement will be renewed for an eight (8) month period unless either party notifies the other in writing, at least thirty (30) days prior to the expiration date, of its desire not to renew.

3. Fees for Services and Method of Payment

CLIENT shall pay TIGER a monthly fee of $5,000.00, payable by the first day of each month. CLIENT will be billed separately for costs of mailing, telephone charges, copying, binding, and any other out-of-pocket expenses incurred in the ordinary course of servicing the CLIENT. If at any time, an expense exceeding $500 is deemed necessary, TIGER will seek the CLIENT's explicit authorization and may require advanced funds to cover such. Disbursements to suppliers, such as photographers, printers, newspapers, and for seminars will be rebilled to CLIENT with a standard agency commission of ten percent (10%) added. CLIENT shall furnish TIGER with ample supply of folders and company literature and replenish as needed. CLIENT will also be responsible for all travel expenses incurred on behalf of CLIENT.

CLIENT shall pay TIGER the last month's fee of $5,000.00, payable upon signing, to initiate services.

CLIENT shall also pay TIGER 25,000 warrants exercisable at $2.25/share. These will be granted on signing and released immediately. As holders of these warrants, TIGER will receive piggyback registration rights on the next offering by the CLIENT. The term of the warrants will be a three (3) year period of effectiveness of a registration statement for buying the shares of the underlying warrants.

If CLIENT renews at the end of the initial term for an additional eight (8) month period, TIGER shall also receive an additional 50,000 warrants exercisable at $2.50/share. The term of the warrants will be a three (3) year period of effectiveness of a registration statement for buying the shares of the underlying warrants.

4. Termination

This engagement may be terminated by mutual written consent of the parties at any time.

5. Exclusive Representation

CLIENT may not retain any other financial relations firm(s) during this engagement with TIGER without written permission from TIGER.

6. Conflict of Interest

TIGER, its principals and/or entities or persons affiliated with them may recommend the purchase and sale of shares of CLIENT to third parties and/or buy and sell shares of CLIENT for their own account at their discretion during the priod of this engagement, subject to the requirements of the federal securities laws. Accordingly, CLIENT is to advise TIGER in writing of the confidential and/or non-public nature of any information provided by CLIENT to TIGER in the performance of TIGER's duties herein. In addition, CLIENT will promptly advise TIGER in writing whenever it is contemplating a public or private offering of its securities. Nothing herein shall be construed to preclude TIGER and/or its affiliates from engaging in any business activity whatsoever, including, without limitation, receiving compensation for managing investments, or acting as an advisor, broker/dealer or finder.

7. Finder's Fees

CLIENT agrees to pay TIGER a finder's fee in cash equal to no less than 5% of the first million, 4% of the second million, 3% of the third million, 2% of the fourth million, then 1% thereafter, of any transaction including but not limited to acquisition, merger, public or private financing, if consummated while CLIENT is engaged with TIGER or within 24 months of the termination of this agreement between CLIENT and any party introduced to CLIENT by TIGER.

8. Indemnification of Liabilities

CLIENT agrees to defend, indemnify and hold harmless TIGER, its officers, directors, principals, agents and employees from and against any and all claims, losses, damages, liabilities, judgments, expenses and costs
(including reasonable attorney's fees and expenses) which TIGER may incur based upon information, representations, reports and/or data furnished by CLIENT to TIGER, which TIGER has CLIENT's permission to use in the performance of its duties herein.

9. Controversies

Any claim or controversy arising out of or relating to this agreement, except those seeking to enforce CLIENT's indemnification of TIGER pursuant to paragraph 8 herein, shall be settled by arbitration in New York, New York before the Commercial Panel of the American Arbitration Association under its then prevailing rules. The award of the arbitration panel shall be final and binding and judgment may be entered thereon in any court of competent jurisdiction.
The parties consent to the personal jurisdiction of the federal or state courts of the State of New York.

10. Governing Law

This agreement shall be governed and interpreted with the laws of the State of New York, without regard to the conflict of interest principles thereof or the actual domiciles of the parties hereto.

If the terms, conditions, services and method of payment of this agreement are acceptable to AMCOR Capital Corporation, please indicate by executing and dating two copies of this engagement letter and returning one executed and dated copy to me at the following address:


     Tiger Group, Inc.
     49 Walker Street
     3rd Floor
     New York, NY 10013


Sincerely,

/S/TERENCE F. LEONG
--------------------
Terence F. Leong
President
Tiger Group, Inc.


Signed and accepted by:
AMCOR Capital Corporation


/S/FRED H. BEHRENS    2/3/97
----------------------------
Fred H. Behrens        Date
Chairman

                                                         Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AMCOR Capital Corporation




We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 3, 1997 on our audits of the financial statements of AMCOR Capital Corporation contained in AMCOR Capital Corporation's Annual Report on Form 10-KSB for the fiscal year ended
August 31, 1997.



/S/ Kelly & Company
-------------------
Kelly & Company
Newport Beach, California
January 14, 1998